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                                                                    EXHIBIT 12.1

                            ALLEGIANCE TELECOM, INC.

           COMPUTATION OF RATIOS OF EARNINGS (LOSS) TO FIXED CHARGES

                                 (In thousands)


                                                                                                           PERIOD FROM INCEPTION
                                                                                  YEAR ENDED                  (APRIL 22, 1997)
                                                                               DECEMBER 31, 1998         THROUGH DECEMBER 31, 1997
                                                                        -----------------------------    -------------------------
                                                                                        PRO FORMA
                                THREE MONTHS           NINE MONTHS                    AS ADJUSTED FOR
                                   ENDED                 ENDED                          THE IPO AND
                             SEPTEMBER 30, 1999    SEPTEMBER 30, 1999     ACTUAL      DEBT OFFERINGS              ACTUAL
                             ------------------    ------------------   -----------   ---------------            ---------
Earnings:
  Net loss                   $        (56,393.0)   $       (154,645.0)  $(246,488.2)   $  (282,309.9)            $(3,687.9)
  Add: Fixed charges                   15,498.6              46,342.7      39,949.1         63,213.1                    --
                             ------------------    ------------------   -----------    -------------             ---------
                                      (40,894.4)           (108,302.3)   (206,539.1)      (219,096.8)             (3,687.9)
Fixed charges:
  Interest on
     indebtedness                      15,388.4              46,360.6      40,446.4         63,138.6                    --
  Amortization of debt
     discount and debt
     issuance costs                       757.7               1,904.0       1,303.6          1,875.4                    --
  Interest portion of
     rental and lease
     expense                            1,051.1               2,226.4         997.3            997.3                    --
                             ------------------    ------------------   -----------    -------------             ---------
                                       17,197.2              50,491.0      42,747.3         66,011.3                    --
Deficiency of earnings
  available to cover fixed
  charges                    $        (58,091.6)   $       (158,793.3)  $(249,286.4)   $  (285,108.1)            $(3,687.9)
                             ==================    ==================   ===========    =============             =========
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